UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 30, 2019

(Date of earliest event reported)

MedAmerica Properties Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

Boca Center, Tower 1, 5200 Town Center Circle, Suite 550, Boca Raton, Florida (Address of principal executive offices)	33486 (Zip Code)

(561) 617-8050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 30, 2019 (the “Effective Date”), MedAmerica Properties Inc. (the “Company”) entered into an agreement (the “Termination Agreement”) with Boca Equity Partners LLC (“BEP”) to terminate that certain Support Agreement entered into by and between the Company and BEP on February 3, 2017. The Support Agreement provided for certain corporate support services and was for a month-to-month term. The Support Agreement required the Company to pay BEP a success fee for the services provided to the Company under the Support Agreement if the Company acquired more than 50% of the assets or capital stock of any company within the one-year period following the Effective Date of the Termination Agreement.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the Support Agreement which is attached to this Current Report on Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Support Agreement (Incorporated by Reference from Exhibit 10.4 to that certain Annual Report on Form 10-K, filed with the SEC on March 31, 2017.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAmerica Properties Inc.

By:/s/ Joseph C. Bencivenga
Name: Joseph C. Bencivenga Title: President and Chief Executive Officer
Dated February 5, 2019